UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CONEXEU SCIENCES INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	33-4814282
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, Nevada	89501
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange of Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-291845

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant's Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share (the "Common Stock"), of Conexeu Sciences Inc. (the "Registrant"). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-291845) initially filed with the U.S. Securities and Exchange Commission on November 28, 2025 (as amended from time to time, the "Registration Statement"). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2.  Exhibits

In accordance with the "Instructions as to Exhibits" section of Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 11, 2026	CONEXEU SCIENCES INC.
	By:	/s/ Miles Harrison
	Name:	Miles Harrison
	Title:	President, CEO (Principal Executive Officer) and Director